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Consent of Independent Registered Chartered Professional Accountants

We hereby consent to (i) the inclusion in DXI Energy Inc.’s Annual Report on Form 20-F for the year ended December 31, 2016; and (ii) the incorporation by reference in DXI Energy Inc.’s Registration Statement on Form F-3 (File No. 333-183587); and (iii) the incorporation by reference in DXI Energy Inc.’s Registration Statements on Form S-8 (Files No. 333-179540 and 333-156772) of our Auditor’s Report dated March 22, 2017 relating to the DXI Energy Inc. Consolidated Financial Statements as at December 31, 2016, and December 31, 2015, and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Calgary, Canada	/s/ BDO Canada LLP
April 20, 2017	INDEPENDENT REGISTERED CHARTERED PROFESSIONAL ACCOUNTANTS

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the International BDO network of independent member firms.